Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement on Form S-3 of T-Mobile US, Inc. of our report dated February 23, 2021, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in T-Mobile US, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2020.

/s/ PricewaterhouseCoopers LLP
Seattle, Washington
March 30, 2021